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                                                                     EXHIBIT 1.6


                              SETTLEMENT AGREEMENT


     THIS SETTLEMENT AGREEMENT is made and effective as of September 3, 1999, by and among BIOMIRA INC., a corporation with a principal place of business located in Edmonton, Alberta (hereinafter referred to as "Biomira"); ALTAREX CORP., a corporation with a principal place of business located in Waltham, Massachusetts ("AltaRex"); and RAGUPATHY MADIYALAKAN, RICHARD BAUM, BIRGIT SCHULTES and ANTOINE NOUJAIM (collectively, the "Individual Defendants" and, together with AltaRex, the "AltaRex Parties").

                                   BACKGROUND

     1. On February 25, 1999, Biomira commenced a legal proceeding against the AltaRex Parties in the Court of Queen's Bench of Alberta, Judicial District of Edmonton, entitled Biomira Inc. v. AltaRex Corp., et al., Action No. 9903-03670 (the "Biomira Action").

     2. On March 16, 1999, AltaRex commenced a legal proceeding against Biomira in the Court of Queen's Bench of Alberta, Judicial District of Edmonton, entitled AltaRex Corp. v. Biomira Inc., Action No. 9903-05099 (the "AltaRex Action," and, collectively with the Biomira Action, the "Actions").

     3. The parties hereto wish to avoid the time, expense and uncertainty of further litigation and therefore have agreed to compromise the disputes between them.

     NOW THEREFORE, the parties hereto, for good and adequate consideration mutually exchanged, hereby agree as follows:



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     1. AMENDED AND RESTATED LICENSE AGREEMENT. AltaRex and Biomira agree that the License Agreement dated as of November 24, 1995 between AltaRex and Biomira (the "Original Agreement") shall be amended and restated in its entirety in the form of EXHIBIT A to this Agreement (the "Amended Agreement"). AltaRex and Biomira each represent that it has duly executed the Amended Agreement and provided two original execution copies of the Amended Agreement to its counsel (Michael Obert in the case of Biomira, Steven Singer in the case of AltaRex), and authorize such counsel to deliver one of the original execution copies to the other counsel on the Effective Date (as defined below) of this Agreement.

     2. COMPENSATION BY ALTAREX

     (a) ISTC. Reference is made to an agreement between Biomira and Her Majesty the Queen in the Right of Canada as represented by Industry, Science and Technology Canada ("ISTC") dated as of July 25, 1991 (the "ISTC Agreement"). Biomira represents and warrants that it has executed and delivered an agreement with ISTC in the form of EXHIBIT B to this Agreement (the "Industry Canada Agreement"), and that, as a result thereof, the ISTC Agreement has been terminated, and all obligations thereunder to ISTC have also been terminated. In support of Biomira's obligations under the Industry Canada Agreement, AltaRex agrees to pay to Biomira (or to ISTC if so directed by Biomira) CDN $4,186,326.49 on the Effective Date (the "ISTC Payment").

     (b) ALBERTA TREASURY. AltaRex hereby assumes and undertakes the payment obligations, up to $325,000, of Biomira under the agreement dated March 25, 1994 between HER MAJESTY THE QUEEN IN RIGHT OF THE PROVINCE OF ALBERTA, as represented by the Minister of Economic Development and Tourism, of the first part, and


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Biomira, of the second part ("Alberta Treasury Agreement"). In the event that such payment is in excess of $250,000 under the Alberta Treasury Agreement, AltaRex shall be entitled to withhold such excess amount, up to $75,000, from its royalty obligations to Biomira under paragraph 4.2 of the Amended Agreement.

     3. MULTI-EPITOPIC PATENT. Biomira hereby assigns to AltaRex its rights, if any, in the Multi-Epitopic Patent Rights (as defined in the Amended Agreement).

     4. BIOMIRA RELEASE. Biomira hereby releases the AltaRex Parties from all claims brought in the statement of claim in the Biomira Action; provided, however, that this release shall not extend to the obligations of AltaRex under the Amended Agreement and the AltaRex Parties under this Agreement.

     5. ALTAREX RELEASE. The AltaRex Parties hereby release Biomira from all claims brought in the statement of claim in the AltaRex Action; provided, however, that this release shall not extend to the obligations of Biomira under the Amended Agreement and this Agreement.

     6. CONSENT JUDGMENT. AltaRex shall provide Biomira a Consent Judgment in each of the Actions, in the forms attached hereto as EXHIBITS C and D, respectively, signed on behalf of the AltaRex Parties. Biomira shall cause such Consent Judgments to be signed on behalf of Biomira and filed in the Actions promptly after receipt from AltaRex.

     7. EFFECTIVE DATE. The Effective Date of this Agreement shall mean the date on which all of the following have occurred: (a) this Agreement has been executed and delivered by Biomira and the AltaRex Parties; (b) the Amended Agreement has been executed and delivered by Biomira and AltaRex; (c) the Industry Canada Agreement has been executed


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and delivered by ISTC and Biomira; (d) the ISTC Payment has been made by AltaRex pursuant to Biomira's direction; and (e) the Consent Judgments have been executed and delivered by Biomira and the AltaRex Parties. The parties contemplate that the foregoing matters set forth in subsections (a) through (e) shall occur simultaneously.

     8. COMPLETE AGREEMENT. This Agreement represents the full and entire agreement and understanding of the parties with respect to the settlement of the Actions, superseding any other prior or contemporaneous written or oral agreements or understandings. This Agreement may not in any way be altered, amended, modified, or repealed, except by written agreement signed by all of the parties hereto, or in the case of Articles 1, 2 or 3, by the written agreement signed by AltaRex and Biomira.

     9. NO ADMISSION OF LIABILITY. The parties agree that neither this Agreement, nor anything contained herein, nor any acts taken pursuant hereto, shall be construed as an admission of liability or wrongdoing by one party to the other, and each party expressly disclaims any such liability.

     10. BINDING EFFECT. This Agreement is binding upon, and shall inure to the benefit of, the parties, and all of their respective successors, assigns, parents, affiliates, subsidiaries, and sublicensees, whether now existing or hereinafter created or acquired.

     11. REPRESENTATION CONCERNING AUTHORIZATION. AltaRex and Biomira each represent and warrant that (a) this Agreement has been duly authorized by all requisite corporate action, (b) this Agreement has been duly executed and delivered by an authorized officer of such party, and (c) this Agreement constitutes a valid and binding obligation of such party, enforceable against such party in accordance with its terms. Each of the Individual


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Defendants represent and warrant that he/she has executed and delivered this
Agreement of his/her free will and determination, and that this Agreement constitutes a valid and binding obligation of him/her, enforceable against him/her in accordance with its terms.

     12. COUNTERPARTS. This Agreement may be signed in counterparts, each of which shall be deemed an original. Signature pages may be provided by facsimile, PROVIDED THAT the party providing such facsimile signature page shall promptly provide an original signature page to all the parties.

     13. CHOICE OF LAW; JURISDICTION. This Agreement shall be governed by the laws of the Province of Alberta without giving effect to the choice of laws provisions thereof. The Parties hereby consent to the jurisdiction of the Courts of Alberta.

BIOMIRA INC.



      /s/ Edward A. Taylor
 ----------------------------------
By:   Edward A. Taylor
Its:  V.P. Finance & Admin. & CFO



ALTAREX CORP.


      /s/ Richard E. Bagley
------------------------------------
By:   Richard E. Bagley
Its:  President & CEO



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RAGUPATHY MADIYALAKAN


/s/ Ragupathy Madiyalakan
------------------------------------




RICHARD BAUM


/s/ Richard Baum
------------------------------------



BIRGIT SCHULTES


/s/ B. Schultes
------------------------------------



ANTOINE NOUJAIM


/s/ Antoine Noujaim
------------------------------------




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